EXHIBIT 10.28

December 29, 2004

Gerry Laderman

Senior Vice President Finance and Treasurer

Continental Airlines

1600 Smith Street

Houston, TX 77002

Dear Gerry:

Boeing Capital Corporation is pleased to present the following lease proposal (this "Proposal") to Continental Airlines based on the following summary of principal terms and conditions, which proposal replaces the proposal set forth in our letter dated December 8, 2004:
1. Lessor:

Boeing Capital Corporation ("BCC") or any of its affiliates, successors or assigns that has a net worth (determined in accordance with U.S. generally accepted accounting principles ("GAAP")) of $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] million or more (or whose obligations are guaranteed by an affiliate with such net worth) or a grantor trust, that is not a commercial airline or an affiliate of a commercial airline and is a "citizen of the United States" under the Federal Aviation Act ("Lessor"). If BCC is not the Lessor, BCC shall guarantee all obligations of Lessor in connection with the delivery of the Aircraft, including Section 8 below.

2. Lessee:	Continental Airlines, Inc. ("Lessee").
3. Equipment:

Not less than eight (8) or more than twelve (12) used Boeing ("Manufacturer") model 757-300 airframes (each an "Airframe"), each equipped with two Rolls-Royce model RB211-535E4-C engines (the "Engines") (collectively, together with all records, logs and manuals required by applicable Federal Aviation Regulations ("FARS"), and parts, accessories and equipment thereon or attached thereto as delivered from the prior operator, each an "Aircraft" and collectively the "Aircraft"). Each Airframe, Engine, auxiliary power unit ("APU"), landing gear, or other part or accessory delivered to Lessee on the Lease Commencement Date may be individually or collectively referred to herein as the "Equipment".

4. Delivery and Lease Commencement Date:

The term of each lease agreement (each a "Lease") shall commence upon delivery of an Aircraft to Lessee ("Delivery Date"), which shall be scheduled to occur on or about the dates listed in Schedule A hereto under the column heading "Lease Commencement Date", with one Aircraft to be delivered approximately every two weeks after the first Aircraft is delivered (each, a "Lease Commencement Date"), provided that the seventh and eighth Aircraft shall be scheduled to be delivered in January 2006, not October 2005. The anticipated Delivery Date for each Aircraft set forth herein is an approximation only. Lessor shall use reasonable efforts to tender delivery of the Aircraft on or before the scheduled Delivery Date, but Lessor shall bear no liability for delivery of an Aircraft after the anticipated Delivery Date therefor; provided, however, that if BCC is unable to deliver one or more of the Aircraft to Lessee within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] days of the scheduled Delivery Date, it shall notify the Lessee promptly in writing of its inability to do so, and in such case, Lessee shall have the right to terminate its obligation to take delivery of such Aircraft, in which case BCC (and not the Lessee) shall be responsible for paying Boeing Commercial Airplane Services ("BCAS") for the engineering costs incurred by BCAS in connection with the reconfiguration of the cancelled Aircraft. Basic rent under each Lease shall begin to accrue and be payable on the earlier to occur of (a) the first date on which the Aircraft covered by such Lease enters Lessee's revenue service and (b) the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] day after Lessor delivers such Aircraft under the Lease to Lessee or Lessee's designee for modification and induction (the "Initial Rent Payment Date"); provided that no Aircraft may be delivered prior to the date which is six months following the earlier of (i) the date that Lessor and Lessee mutually agree that it is reasonably certain that Lessor will be able to deliver the Aircraft to Lessee and (ii) the date [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] provided further, that no more than one Aircraft may be delivered in any two-week period unless mutually agreed.

5. Lease Term:

The term of the Lease for each Aircraft shall begin on the Delivery Date therefor and continue until the approximate date shown on Schedule A for such Aircraft under the column heading "Estimated Base Lease Expiration Date" ("Base Lease Term"). Unless Lessor receives irrevocable written notice no less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months prior to expiration of the Base Lease Term for the first Aircraft to be delivered to the effect that Lessee does not wish to renew all of the Leases, then all the Leases will be automatically renewed for the period ending on the approximate dates shown on Schedule A under the column heading "Renewal Term Lease Expiration Date" ("Renewal Lease Term") (Base Lease Term plus Renewal Lease Term, "Lease Term"). If Lessee provides the written notice mentioned above that it does not wish to renew all the Leases, the term of the Leases shall expire at the end of the Base Lease Term. For the avoidance of doubt, the dates shown on Schedule A on which the Base Lease Term and Renewal Lease Term for each Aircraft shall expire are estimated based on the expected Aircraft utilization, anticipated check due dates and check interval for the Aircraft. To the extent that actual utilitzation, check due dates and check intervals vary from those anticipated, then upon no less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] notice from Lessee, the Base Lease Term and Renewal Lease Term for each Aircraft may be adjusted accordingly, subject to the following limitations: (1) Lessee shall provide written notice to Lessor not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] prior to the then scheduled expiration date of the Base Lease Term or the Renewal Lease Term (as the case may be) of the approximate date on which the last major check to be performed on the Aircraft prior to return shall be performed, (2) Lessee may not unilaterally accelerate the timing of any C check for any given Aircraft by more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and (3) the aggregate number of months in the Base Lease Terms or Renewal Lease Terms (as the case may be) for all of the Aircraft shall not be reduced as a result of all such adjustments.

6. Lease Rental Payments:

Commencing on the Initial Rent Payment Date and continuing during the Base Lease Term, Lessee shall be required to make consecutive monthly lease payments of basic rent ("Lease Rental Payments"), in advance, in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft, plus an amount to be agreed equal to the cost of reconfiguring the relevant Aircraft, not to exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] on average per Aircraft (it being understood that Lessee will be responsible for any reconfiguration costs in excess of $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft on average) plus $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft for the first eight Aircraft, divided by the number of months in the Base Lease Term for such Aircraft. During the Renewal Lease Term, Lessee shall be required to make monthly Lease Rental Payments per Aircraft in the amount of $300,000. Provided all reconfiguration costs paid for by Lessor (plus $125,000 per Aircraft for the first eight Aircraft) have been amortized during the Base Lease Term, no additional payments shall be made under the Renewal Lease Term with respect to the reconfiguration costs.

7. Delivery Location:	Each Aircraft shall be delivered to Lessee at Victorville, CA or such other location in the continental United States as Lessor and Lessee shall mutually agree.
8. Delivery Condition:	At Delivery, each Aircraft shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
9. Inspections:

Lessee shall be permitted a reasonable [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]-day inspection of each Aircraft and a [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]-day inspection of the Aircraft records and documents to be completed not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] days prior to the Delivery Date therefor (the "Inspection") which may include, at Lessee's option, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and an operational test flight using Lessee's criteria conducted by Lessor or its designee not to exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] hours in duration. All costs of the Inspection, other than the test flight (which shall be paid for by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]), shall be paid by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. All inspections shall be coordinated by the Lessor. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. During the Inspection, Lessee and Lessor shall document the condition of the Aircraft on Delivery and incorporate a description of the condition and technical status of the Aircraft into an aircraft delivery receipt that will be signed and delivered under the Lease when the Aircraft is delivered. All Engines delivered with the Aircraft shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

10. Title and Registration:

Lessee shall at all times cause the Aircraft to remain duly registered in the name of the Lessor with the FAA pursuant to and as permitted by the Federal Aviation Act, subject to (a) the Lessor continuing to be a "citizen of the United States" (as defined in the Federal Aviation Act) and (b) the Lessor providing to Lessee all documents and information required from them to continue such registration. The Leases shall contain customary remedies, including the right of the Lessor to repossess the Aircraft if an event of default has occurred and is continuing under the Lease. In addition, the Lease documentation shall contain a customary quiet enjoyment covenant on behalf of the Lessor and any other financing party.

11. Maintenance:	Lessee will
(a)

Maintain the Aircraft in as good operating condition as delivered, ordinary wear and tear excepted, and in accordance with an FAA (or equivalent) approved maintenance program, so as to maintain the FAA standard Certificate of Airworthiness for the Aircraft and the Aircraft's qualification for commercial operations in accordance with Part 121of the FARs.

	(b)	Maintain the Aircraft [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].
(c)

In the case of any maintenance work performed on the Aircraft by a third party, use only FAA-approved repair facilities (and Lessee will return to Lessor at the expiration of the Lease all records from such providers that Lessee is required to possess and maintain under the FARs as part of the Aircraft records).

	(d)	Maintain all records, logs and other materials in English and in a form consistent with FAA requirements.
12. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
13. Insurance:

Each Lease will contain insurance requirements that are substantially the same as those contained in that certain Mortgage and Security Agreement [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] dated as of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]; provided, however, that the initial amount of coverage under the hull policy shall be $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

14. Redelivery Conditions:	(a)

Return: On the expiration of the Lease or upon return of the Aircraft for any other reason, Lessee, at its own expense, shall return the Aircraft to Lessor, at such location in the United States as designated by Lessee, in the same operating order, repair and condition as when originally delivered to Lessee, except for (1) ordinary wear and tear and (2) modifications performed at the induction of the Aircraft and other modifications performed subsequent to induction in accordance with the terms of the Lease. Upon the technical acceptance of the Aircraft, Lessee shall ferry the Aircraft to a location in the continental United States selected by Lessor.

(b)

Legal Status Upon Return: Upon return, the Aircraft (i) will be free and clear of all liens and/or other encumbrances except for "Lessor Liens" (as customarily defined), and (ii) will be duly certificated as an airworthy aircraft by the FAA, have a currently valid standard Certificate of Airworthiness issued by the FAA and be qualified for operations under Part 121 of the FARs.

(c)

Replacement Engines: If an engine not owned by Lessor is installed on the Aircraft at redelivery, such engine shall be the same or an improved model of the Engine it replaces and shall have a value, utility and performance at least equal to, and be in operating condition at least as good as, the Engine it replaces, ordinary wear and tear excepted, assuming the Engine replaced was in the condition required by the terms of the Lease; [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Lessee shall provide Lessor with such documentation, in form and substance satisfactory to Lessor, and evidence as may be necessary to transfer full and unencumbered title to such engine to the Lessor.

(d)

Records: Lessee shall deliver to Lessor all documents, logs, manuals, and all other records pertaining to the Aircraft, Engines, components and equipment related thereto required to be maintained by Lessee under applicable FARs. Such documentation shall be in English and shall be current through redelivery and shall be furnished to Lessor at redelivery, at Lessee's expense.

(e)

Inspection: At least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] days before redelivery of each Aircraft, Lessee shall provide a detailed, computerized status report for such Aircraft to the Lessor, including but not limited to AD status of the Aircraft and an installed items report. During the C check performed immediately prior to redelivery of the Aircraft, Lessee shall make the Aircraft and records available to Lessor for a detailed inspection, which shall also include ground functional checks, Engine and APU borescopes and an operational test flight of the Aircraft conducted by Lessee of not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] hours using Lessee's recommended flight test procedures, as mutually agreed by Lessee and BCC. Lessee shall correct all discrepancies which are discovered during such inspections which exceed the limits under the Lessee's maintenance manual at its expense. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

(f)

Conditions and Life Remaining:

    If an Aircraft is returned at the end of the Base Lease Term, the following return conditions shall be satisfied:
      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
    If an Aircraft is returned at the end of the Renewal Lease Term, the following return conditions shall be satisfied:
      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

	(g)	General Conditions on Return:
(i) The Aircraft shall be clean by airline standards and have no deferred maintenance items. Lessee will paint over the Lessee's logos and distinctive markings in a workmanlike manner.

(ii) The Aircraft shall have installed the full complement of Engines and other equipment, parts, accessories, galley inserts and loose equipment as delivered to Lessee, excepting modifications, additions and replacements made in accordance with the Lease, and be in a condition suitable for immediate operation in commercial passenger service under FAR Part 121. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

(iii) The Aircraft will be in compliance with Lessee's maintenance program, including [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. The Aircraft will be in compliance with all applicable FAA Airworthiness Directives and Regulations requiring compliance [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

(iv) Each Engine and APU shall [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

15. Net Lease:

Each Lease will be net, whereby Lessee will be obligated to pay all costs, charges, fees, expenses, imposts, duties and taxes (including any and all trade, value-added, or withholding taxes) associated with the delivery of the Aircraft to Lessee under the Lease, use, possession, control, maintenance, repair, lease, sublease, insurance, storage or operation of the applicable Aircraft except Lessor Taxes.

15A. Tax Matters:

To be separately negotiated by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], including taxes that might be incurred as a result of an engine exchange or a sublease.

16. Covenants:	Lessee shall:
(a)

not assign any of its rights under the Lease without the prior written consent of Lessor (other than in connection with a merger, consolidation or similar transaction); [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

(b)

provide Lessor with (i) fiscal year-end audited financial statements within 120 days following the end of its fiscal year and (ii) quarterly financial statements within 90 days after the end of each quarter during the Lease Term. Lessee may satisfy this requirement by providing to Lessor (1) a copy of its report on Form 10-K for such fiscal year or its report on Form 10-Q for such fiscal quarter, as the case may be, or (2) an e-mail notice that such report has been filed with the Securities and Exchange Commission and providing a website address at which such report may be accessed, in each case so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934.

(c)

permit Lessor or its designee at reasonable times upon reasonable notice to inspect the Aircraft; provided, however, that such inspection shall not unreasonably interfere with the Lessee's maintenance and use of the Aircraft, and Lessee agrees to provide Lessor with a summary of the technical status of the Aircraft when requested to do so by Lessor, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

17. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
18. Assignment:

Lessor shall have the right to transfer its entire ownership interest in an Aircraft and the related Lease documentation to a third party on substantially the same terms and conditions and subject to the same limitations as set forth in Section 9.1 of that certain Participation Agreement [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] dated as of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] among Lessee, U.S. Bank Trust National Association, Lessee and BCC. In determining whether a proposed third party transferee meets the minimum net worth requirement contained in the definition of "Permitted Institution", net worth shall be determined in accordance with GAAP. Lessor may also arrange third party debt or lease-in/lease-out financing on substantially the same terms and conditions, and subject to the same limitations as set forth in Section 9.3 of P.A. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Lessee shall cooperate with Lessor in complying with reasonable documentation and insurance/indemnity requirements.

19. Documentation:

Documentation for this transaction will be prepared by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and will be governed by the laws of the State of New York.

The definitive documentation will contain conditions precedent comparable to those in recent transactions negotiated between Lessee and Lessor, such as opinions of counsel, insurance documentation, delivery of various certificates, inspections, government approvals (if any are required), etc. as well as representations, warranties, indemnities, covenants, events of default, cross default, remedies, events of loss and other provisions customary for transactions of this nature.

20. Transaction Expenses:	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
21. Prior Disposition:

The Aircraft are subject to sale, lease or other disposition or removal from the market without notice until Lessee returns a copy of this Proposal signed by Lessee to Lessor and Lessor's Investment Committee approves the transaction. If Lessee does not obtain final Board approval for this transaction prior to the close of business on February 28, 2005, Lessee at its option may terminate its obligation to take delivery of and lease all of the Aircraft as contemplated hereunder by notifying Lessor in writing of its election to so terminate prior to the start of business on March 1, 2005, in which case [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Nothing in this section is intended to vitiate the Lessor conditions precedent set forth below.

In addition to Lessee's foregoing termination option, BCC hereby exercises its unilateral right to reduce the number of Aircraft to be delivered hereunder from 12 to 8 Aircraft, as BCC has decided to keep such Aircraft on lease to the current operator. BCC will determine which 8 Aircraft are delivered to Lessee. BCC and Lessee shall each have the option to cause the other on [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months notice delivered on or before [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to lease any of the 4 Aircraft that may subsequently become available for lease by BCC to anyone other than the current operator, and if BCC or Lessee exercises the foregoing option, the lease and other documents covering such Aircraft shall be on the same terms and conditions as those set forth herein. BCC agrees to notify Lessee promptly if any of the 4 Aircraft subsequently become available for lease.

22. Lessor Conditions Precedent	The terms of this Proposal and obligation of Lessor to close this transaction for any Aircraft are subject to the following:
	(a)	Receipt of Lessee's signature on this Proposal no later than the close of business (Seattle time) on December 29, 2004.

	(b)	Execution and delivery of transaction documentation satisfactory in form and substance to Lessor on or before February 28, 2005.
	(c)	No event of default shall exist under any material agreement between Lessee or any of its affiliates and Lessor or any of its affiliates.
	(d)	Return of the Aircraft to Lessor by the current operator of the Aircraft.
(e)

Lessee shall not have filed a voluntary petition in bankruptcy or shall have had an involuntary petition in bankruptcy filed against it that remains undismissed after [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] days, nor shall the Lessee be insolvent or not be paying its debts generally as they become due; and no event of default shall have occurred and be continuing under any aircraft financing transaction between BCC or its affiliates and Lessee and Lessee shall not be in default of any aircraft purchase agreement with BCC or its affiliates.

	(f)	Lessee shall have entered into Purchase Agreement No. 2484 with The Boeing Company relating to model 7E7 aircraft.
23. Lessee Conditions Precedent
	(a)	Execution and delivery of transaction documentation satisfactory in form and substance to Lessee on or before February 28, 2005.

	(b)	Lessee shall have received the final engineering documentation to reconfigure the Aircraft from BCAS at least two months prior to the Lease Commencement Date for the first Aircraft to be delivered.
24. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

NOTE: This Proposal and the above terms are subject to the approval by the Investment Committee. The Investment Committee may (i) approve the Proposal as written, (ii) reject the Proposal, or (iii) approve the Proposal subject to additional terms and conditions. If either (ii) or (iii) occurs, this Proposal as originally written shall be null and void. Continental Airlines shall be informed of the decision of the Investment Committee and any additional conditions or terms imposed by the Investment Committee. If the Investment Committee seeks to impose such additional conditions or terms, Continental Airlines may, in its sole discretion, reject them.

This Proposal, and the information set forth herein, is confidential and shall not be disclosed by either party to any third party without the prior written consent of the other party, except as may be required by law or compelled by judicial process. Notwithstanding the foregoing, either party may disclose this Proposal to its attorneys and auditors.

This Proposal shall be governed by the laws of the State of New York.

This Proposal is a summary only and is not an exhaustive discussion of the issues arising from the proposed transaction. If the terms and conditions of this Proposal meet with your approval, please indicate your acceptance by signing two copies of this Proposal in the space provided below and returning one signed copy to the undersigned. If BCC has not received Lessee acceptance of this Proposal by December 29, 2004, this Proposal shall expire.

If you have any questions, please do not hesitate to call the undersigned at (425) 965-4052. BCC looks forward to this opportunity to be of service to Continental Airlines.

Best regards,

/s/ Jordan Weltman

Managing Director, Aircraft Financial Services

Boeing Capital Corporation

AGREED AND ACCEPTED:

Continental Airlines

By: /s/ Jeffrey J. Misner

Its: Executive Vice President and

Chief Financial Officer

Date:

Schedule A

#	Aircraft Number	MSN *	Lease Commencement Date	Estimated Base Lease Expiration Date	Renewal Term Lease Expiration Date
1	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]		July 1, 2005	July 2009	July 2012
2	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
3
4
5
6
7
8			January 15, 2006	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
9			TBD
10			TBD
11			TBD
12			TBD	August 2010	August 2013

* BCC will determine which aircraft are delivered to Lessee no later than January 30, 2005.